Exhibit 99.1

AboveNet, Inc.
and Subsidiaries

Consolidated Financial Statements

ABOVENET, INC. AND SUBSIDIARIES

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of

AboveNet, Inc.

White Plains, New York

We have audited AboveNet, Inc.’s (the “Company”) internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). AboveNet, Inc.’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis. Material weaknesses have been identified as of December 31, 2006 related to entity level controls, financial close and financial statement reporting processes and numerous financial statement areas, which indicate a pervasive lack of effective controls in the Company’s internal control over financial reporting. These material weaknesses were considered in determining the nature, timing, and extent of audit tests applied in our audit of the 2006 financial statements, and this report does not affect our report dated February 28, 2008 on those financial statements.

In our opinion, AboveNet, Inc. did not maintain, in all material respects, effective internal control over financial reporting as of December 31, 2006, based on the COSO criteria.

We do not express an opinion or any other form of assurance on management’s statements referring to any corrective actions taken by the Company after the date of management’s assessment.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets as of December 31, 2006 and 2005, and the related consolidated statements of operations, shareholders’ equity, cash flows and comprehensive income (loss) for each of the three years in the period ended December 31, 2006 and our report dated February 28, 2008 expressed an unqualified opinion thereon.

/s/ BDO Seidman, LLP

New York, NY
February 28, 2008

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of

AboveNet, Inc.

White Plains, New York

We have audited the accompanying consolidated balance sheets of AboveNet, Inc. (the “Company”) as of December 31, 2006 and 2005 and the related consolidated statements of operations, shareholders’ equity, cash flows and comprehensive income (loss) for each of three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AboveNet, Inc. at December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the three years ended in the period December 31, 2006, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), “Share Based Payments,” utilizing the modified prospective transition method effective January 1, 2006.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of AboveNet, Inc.’s internal control over financial reporting as of December 31, 2006, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organization of the Treadway Commission (COSO) and our report dated February 28, 2008 expressed an adverse opinion thereon.

/s/ BDO Seidman, LLP

New York, NY
February 28, 2008

ABOVENET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share information)

	December 31,
	2006	2005
ASSETS:
Current assets:
Cash and cash equivalents	$70.7	$45.9
Restricted cash and cash equivalents	5.5	4.4
Accounts receivable, net of allowances of $1.2 and $1.8, respectively	18.0	14.7
Prepaid costs and other current assets	11.3	11.0
Current assets of discontinued operations	—	0.8
Total current assets	105.5	76.8

Property and equipment, net of accumulated depreciation of $131.3 and $94.8, respectively	299.2	305.2
Other assets	3.0	2.6
Non-current assets of discontinued operations	—	0.4
Total assets	$407.7	$385.0

LIABILITIES:
Current liabilities:
Accounts payable	$14.6	$10.2
Accrued expenses	56.6	55.1
Deferred revenue—current portion	16.9	16.4
Current liabilities of discontinued operations	—	0.9
Total current liabilities	88.1	82.6
Deferred revenue	91.8	93.8
Other long-term liabilities	9.9	40.5
Long-term liabilities of discontinued operations	—	1.2
Total liabilities	189.8	218.1

Commitments and contingencies

SHAREHOLDERS’ EQUITY:
Preferred stock, 9,500,000 shares authorized, $0.01 par value, none issued or outstanding	—	—
Junior preferred stock, 500,000 shares authorized, $0.01 par value, none issued or outstanding	—	—
Common stock, 30,000,000 shares authorized, $0.01 par value, 10,473,389 issued and 10,458,112 outstanding as of December 31, 2006 and 10,466,444 issued and 10,451,167 outstanding as of December 31, 2005	0.1	0.1
Additional paid-in capital	241.6	237.5
Treasury stock at cost, 15,277 shares	(0.5)	(0.5)
Accumulated other comprehensive income	3.0	2.5
Accumulated deficit	(26.3)	(72.7)
Total shareholders’ equity	217.9	166.9
Total liabilities and shareholders’ equity	$407.7	$385.0

The accompanying notes are an integral part of these consolidated financial statements.

ABOVENET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except share and per share information)

	Years Ended December 31,
	2006	2005	2004
Revenue	$236.7	$219.7	$189.3
Costs of revenue (excluding depreciation and amortization, shown separately below)	131.2	119.2	112.2
Selling, general and administrative expenses	61.8	69.6	71.7
Depreciation and amortization	47.2	43.1	40.8
Operating loss	(3.5)	(12.2)	(35.4)
Other income (expense):
Gain (loss) on sale of data centers	48.2	(1.3)	—
Interest income	2.4	1.3	1.1
Interest expense	(5.8)	(5.9)	(11.1)
Other income, net	2.1	10.9	9.2
Income (loss) from continuing operations before income taxes	43.4	(7.2)	(36.2)
Provision for income taxes	—	0.4	0.5
Income (loss) from continuing operations	43.4	(7.6)	(36.7)
Gain (loss) on disposition of discontinued operations	3.9	—	(0.2)
Loss from discontinued operations	(0.9)	(0.8)	(0.9)
Net income (loss) from discontinued operations	3.0	(0.8)	(1.1)
Net income (loss)	$46.4	$(8.4)	$(37.8)
Income (loss) per share, basic:
Income (loss) per share from continuing operations	$4.07	$(0.72)	$(3.48)
Income (loss) per share from discontinued operations	.28	(0.07)	(0.10)
Basic income (loss) per share	$4.35	$(0.79)	$(3.58)
Weighted average number of common shares	10,669,365	10,596,244	10,550,249
Income (loss) per share, diluted:
Income (loss) per share from continuing operations	$3.68	$(0.72)	$(3.48)
Income (loss) per share from discontinued operations	.26	(0.07)	(0.10)
Diluted income (loss) per share	$3.94	$(0.79)	$(3.58)
Weighted average number of common shares	11,794,279	10,596,244	10,550,249

The accompanying notes are an integral part of these consolidated financial statements.

ABOVENET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(in millions, except share and per share information)

	Common Stock		Treasury Stock		Other Shareholders’ Equity
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Shareholders’ Equity

Balance at January 1, 2004	10,418,992	$0.1	—	$—	$228.5	$1.5	$(26.5)	$203.6
Issuance of common stock from exercise of warrants	5,101	—	—	—	0.1	—	—	0.1
Foreign currency translation adjustments	—	—	—	—	—	0.1	—	0.1
Amortization of stock-based compensation expense for stock options and restricted stock units	—	—	—	—	4.9	—	—	4.9
Net loss	—	—	—	—	—	—	(37.8)	(37.8)
Balance at December 31, 2004	10,424,093	0.1	—	—	233.5	1.6	(64.3)	170.9
Issuance of common stock from exercise of warrants	1,229	—	—	—	—	—	—	—
Issuance of common stock from vested restricted stock	41,122	—	—	—	—	—	—	—
Purchase of treasury stock	—	—	15,277	(0.5)	—	—	—	(0.5)
Foreign currency translation adjustments	—	—	—	—	—	0.9	—	0.9
Amortization of stock-based compensation expense for stock options and restricted stock units	—	—	—	—	4.0	—	—	4.0
Net loss	—	—	—	—	—	—	(8.4)	(8.4)
Balance at December 31, 2005	10,466,444	0.1	15,277	(0.5)	237.5	2.5	(72.7)	166.9
Issuance of common stock from exercise of warrants	6,945	—	—	—	0.2	—	—	0.2
Foreign currency translation adjustments	—	—	—	—	—	0.5	—	0.5
Amortization of stock-based compensation expense for stock options and restricted stock units	—	—	—	—	3.9	—	—	3.9
Net income	—	—	—	—	—	—	46.4	46.4
Balance at December 31, 2006	10,473,389	$0.1	15,277	$(0.5)	$241.6	$3.0	$(26.3)	$217.9

The accompanying notes are an integral part of these consolidated financial statements.

ABOVENET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Years Ended December 31,
	2006	2005	2004
Cash flows provided by operating activities:
Net income (loss)	$46.4	$(8.4)	$(37.8)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Net (income) loss from discontinued operations	(3.0)	0.8	1.1
Depreciation and amortization	47.2	43.1	40.8
Non-cash gain on settlement of liabilities	(3.2)	(9.0)	(8.6)
Provision for bad debts	0.5	0.3	0.5
Non-cash stock-based compensation expense	3.9	4.0	4.9
(Gain) loss on sale of data centers	(48.2)	1.3	—
Gain on leased asset termination	(0.2)	(3.5)	—
Losses on disposition of property and equipment, net	4.6	—	—
Other	(1.4)	—	(0.8)
Changes in operating working capital:
Accounts receivable	(2.8)	(0.2)	10.7
Prepaid costs and other current assets	(0.1)	2.9	10.4
Accounts payable	4.2	(1.0)	(9.0)
Accrued expenses	6.7	2.8	6.5
Other assets	—	1.8	—
Deferred revenue and other long-term liabilities	(3.3)	8.7	7.1
Net cash provided by operating activities	51.3	43.6	25.8
Cash flows used in investing activities:
Proceeds from sales of property and equipment, principally data centers	43.2	—	—
Proceeds from sale of discontinued operations	1.3	—	—
Purchases of property and equipment	(71.7)	(42.0)	(23.0)
Net cash used in investing activities	(27.2)	(42.0)	(23.0)
Cash flows used in financing activities:
Change in restricted cash and cash equivalents	(1.1)	(0.5)	—
Proceeds from exercise of warrants	0.2	—	0.1
Purchase of treasury stock	—	(0.5)	—
Principal payments — capital lease obligation	(0.1)	(0.1)	(0.1)
Repayment of note payable	—	—	(62.5)
Net cash used in financing activities	(1.0)	(1.1)	(62.5)
Effect of exchange rates on cash	0.5	(0.4)	0.2
Net cash provided by (used in) discontinued operations	1.2	0.5	(0.3)
Net increase (decrease) in cash and cash equivalents	24.8	0.6	(59.8)
Cash and cash equivalents, beginning of year	45.9	45.3	105.1
Cash and cash equivalents, end of year	$70.7	$45.9	$45.3

Supplemental cash flow information:
Cash paid for interest	$0.1	$0.1	$6.9
Cash paid for income taxes	$—	$0.4	$0.5

The accompanying notes are an integral part of these consolidated financial statements.

ABOVENET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in millions)

	Years Ended December 31,
	2006	2005	2004
Net income (loss)	$46.4	$(8.4)	$(37.8)
Foreign currency translation adjustments	0.5	0.9	0.1
Comprehensive income (loss)	$46.9	$(7.5)	$(37.7)

The accompanying notes are an integral part of these consolidated financial statements.

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except share and per share information)

NOTE 1:    BACKGROUND AND ORGANIZATION

Bankruptcy Filing and Reorganization

On May 20, 2002, Metromedia Fiber Network, Inc. (“MFN”) and substantially all of its domestic subsidiaries (each a “Debtor” and collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Debtors remained in possession of their assets and properties and continued to operate their businesses and manage their properties as debtors-in-possession under the jurisdiction of the Bankruptcy Court.

On July 1, 2003, the Debtors filed an amended Plan of Reorganization (“Plan of Reorganization”) and amended Disclosure Statement (“Disclosure Statement”). On July 2, 2003, the Bankruptcy Court approved the Disclosure Statement and related voting procedures.  On August 21, 2003, the Bankruptcy Court confirmed the Plan of Reorganization.

The Plan of Reorganization governed the treatment of claims against and interest in each of the Debtors.  Under the Plan of Reorganization, creditors of the debtors received, or are to receive, the following distributions, as set forth in greater detail therein:

•

Administrative expense claims (post-petition claims relating to actual and necessary costs of administering the bankruptcy estates and operating the business of the Debtors), professional fee claims, senior indentured trustee fee claims and priority tax claims were settled in cash.

•	Certain secured claims were settled as follows:
	1)	Class 1 (a) - secured claims received a note secured by substantially all of the assets of the Company,
	2)	Class 1 (b) - secured claims were issued 944,773 shares of common stock and the right to purchase an allocated percentage of shares of common stock at $29.9543 per share,
	3)	Class 2 - other secured claims were issued 3,369,876 shares of common stock and the right to purchase an allocated percentage of shares of common stock at $29.9543 per share,
	4)	Class 3 - secured tax claims were settled in cash, and
	5)	Class 4 - general secured claims were settled in cash.
•	Class 5 - other priority claims were settled in cash.
•

Unsecured note holder claims and general unsecured claims of MFN were settled by the issuance of 1,685,433 shares of common stock, the right to purchase an allocated percentage of shares of common stock at $29.9543 per share, five year stock warrants to purchase 709,459 shares of common stock at $20.00 per share (expiring September 8, 2008) and seven year stock warrants to purchase 834,658 shares of common stock at $24.00 per share (expiring September 8, 2010), and certain avoidance proceeds collected by the Company.

•

Subsidiary unsecured claims were settled by authorizing the issuance of 2,749,918 shares of common stock and the right to purchase an allocated percentage of shares of common stock at $29.9543 per share.

•	Convenience claims were settled in cash.

The Debtors emerged from proceedings under Chapter 11 of the Bankruptcy Code on September 8, 2003 (the “Effective Date”).  In accordance with its Plan of Reorganization, MFN changed its name to AboveNet, Inc. (together with its subsidiaries, the “Company”) on August 29, 2003.  Equity interests in MFN received no distribution under the Plan of Reorganization and the equity securities of MFN were cancelled.

Business

The Company is a facilities-based provider of technologically advanced, high-bandwidth, fiber optic communications infrastructure and co-location services to communications carriers and corporate and government customers, principally in the United States (“U.S.”) and United Kingdom (“U.K.”).

NOTE 2:    BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

A summary of the basis of presentation and the significant accounting policies followed in the preparation of these consolidated financial statements is as follows:

Basis of Presentation and Use of Estimates

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).  These consolidated financial statements include the accounts of the Company, as applicable.  In the opinion of management, the accompanying consolidated financial statements reflect all adjustments considered necessary for a fair presentation of the Company’s results as of December 31, 2006 and 2005 and for the years ended December 31, 2006, 2005 and 2004.

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements, the disclosure of contingent assets and liabilities in the consolidated financial statements and the accompanying notes and the reported amounts of revenue and expenses during the periods presented.  Estimates are used when accounting for certain items such as accounts receivable allowances, property taxes, transaction taxes and deferred taxes. The estimates the Company makes are based on historical factors, current circumstances and the experience and judgment of the Company’s management.  The Company evaluates its assumptions and estimates on an ongoing basis and may employ outside experts to assist in the Company’s evaluations.  Actual amounts and results could differ from such estimates due to subsequent events which could have a material effect on the Company’s prospective financial statements.

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(in millions, except share and per share information)

Misstatements

In connection with the audit of the financial statements as of and for the year ended December 31, 2006, the Company determined that certain errors primarily related to income taxes, depreciation and certain accruals were included in the financial statements previously issued as of and for the years ended December 31, 2005 and 2004 and as of and for the period ended December 31, 2003 (including the fresh start balance sheet as of August 31, 2003). The effect of the adjustments would have been to increase net loss by $0.9, or $0.09 per basic and dilutive share for the year ended December 31, 2005, increase net loss by $0.1, or $0.01 per basic and dilutive share for the year ended December 31, 2004 and decrease net loss by $0.2, or $0.02 per basic and fully dilutive share for the period ended December 31, 2003. Management does not believe that such errors give rise to a restatement to any of the previously issued financial statements based upon their qualitative and quantitative analysis. Accordingly, the corrections were reflected in the financial statements as of and for the year ended December 31, 2006 and resulted in a reduction to net income of $0.3, or $0.03 per basic and fully diluted share.

Fresh Start Accounting

On September 8, 2003, the Company authorized 10,000,000 shares of preferred stock (with a $0.01 par value) and 30,000,000 shares of common stock (with a $0.01 par value).  The holders of common stock will be entitled to one vote for each issued and outstanding share, and will be entitled to receive dividends, subject to the rights of the holders of preferred stock when and if declared by the Board of Directors. Preferred stock may be issued from time to time in one or more classes or series, each of which classes or series shall have such distributive designation as determined by the Board of Directors. During 2006, the Company reserved for issuance, from the 10,000,000 shares authorized of preferred stock described above, 500,000 share of $0.01 par value junior preferred stock in connection with the adoption of the Shareholders’ Rights Plan.  In the event of any liquidation, the holders of the common stock will be entitled to receive the assets of the Company available for distribution, after payments to creditors and holders of preferred stock.

Pursuant to the Plan of Reorganization, upon the Company’s emergence from bankruptcy, the Company issued 8,750,000 shares of common stock to its pre-petition creditors and the right to purchase 1,669,210 shares of common stock at a price of $29.9543, under a rights offering, of which the rights to 1,668,992 shares have been exercised.  In addition, 1,064,956 shares of common stock were reserved for issuance under the Company’s 2003 Incentive Stock Option and Stock Unit Grant Plan (see Note 9, “Stock-based Compensation”), 709,459 shares of common stock were reserved for issuance upon the exercise of the five year stock purchase warrants, exercisable at a price of $20.00 per share and 834,658 shares of common stock were reserved for issuance upon the exercise of the seven year stock purchase warrants, exercisable at a price of $24.00 per share.

The Company’s emergence from bankruptcy resulted in a new reporting entity with no retained earnings or accumulated losses, effective as of September 8, 2003. Although the effective date of the Plan of Reorganization was September 8, 2003, the Company accounted for the consummation of the Plan of Reorganization as if it occurred on August 31, 2003 and implemented Fresh Start accounting as of that date.  There were no significant transactions during the period from August 31, 2003 to September 8, 2003.  Fresh start accounting requires the Company to allocate the reorganization value of its assets and liabilities based upon their estimated fair values, in accordance with Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”).  To facilitate the calculation of the enterprise value, the Company developed a set of financial projections which were utilized by an expert to estimate the enterprise value.  The expert utilized various valuation methodologies, including, (1) a comparison of the Company and its projected performance to the market values of comparable companies, (2) a review and analysis of several recent transactions of companies in similar industries to the Company, and (3) a calculation of the enterprise value based upon the future cash flows based upon the  Company’s projections.

Adopting fresh start accounting resulted in material adjustments to the historical carrying values of the Company’s assets and liabilities.  The reorganization value was allocated by the Company to its assets and liabilities based upon their fair values.  The Company engaged an independent appraiser to determine the fair market value of its property and equipment.  The determination of fair values of assets and liabilities was subject to significant estimates and assumptions.  The unaudited fresh start adjustments reflected at September 8, 2003 consisted of the following:  (i) reduction of property and equipment, (ii) reduction of indebtedness, (iii) reduction of vendor payables, (iv) reduction of the carrying value of deferred revenue, (v) increase of deferred rent to fair market value, (vi) cancellation of MFN’s common stock and additional paid in capital, in accordance with the Plan of Reorganization, (vii) issuance of new AboveNet, Inc. common stock and additional paid in capital, and (viii) elimination of the comprehensive loss and accumulated deficit accounts in accordance with fresh start accounting.

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(in millions, except share and per share information)

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, as applicable, and its wholly-owned subsidiaries. Consolidation is generally required for investments of more than 50% of the outstanding voting stock of an investee, except when control is not held by the majority owner.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

Revenue derived from leasing fiber optic telecommunications infrastructure and the provision of telecommunications and co-location services is recognized as services are provided. Non-refundable payments received from customers before the relevant criteria for revenue recognition are satisfied, are included in deferred revenue in the accompanying consolidated balance sheets and are subsequently amortized into income over the related service period.

In accordance with SEC Staff Accounting Bulletin 101, “Revenue Recognition in Financial Statements,” as amended by SEC Staff Accounting Bulletin 104, “Revenue Recognition,” and the Company generally amortizes revenue related to installation services on a straight-line basis over the contracted customer relationship, which generally ranges from two to twenty years.

Termination revenue is recognized when a customer discontinues service prior to the end of the contract period, for which the Company had previously received consideration and for which revenue recognition was deferred. Termination revenue is also recognized when customers are required to make termination penalty payments to the Company to settle contractually committed purchase amounts that the customer no longer expects to meet or when a customer and the Company renegotiates a contract under which the Company is no longer obligated to provide services for consideration previously received and for which revenue recognition has been deferred. During 2006, 2005 and 2004, the Company included the receipts of bankruptcy claim settlements from former customers as termination revenue. Termination revenue is reported in the same manner as the original service provided, and amounted to $8.3, $12.1 and $2.9 in 2006, 2005 and 2004, respectively.

Non-Monetary Transactions

The Company may exchange capacity with other capacity or service providers.  In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 153, “Exchanges of Nonmonetary Assets — An Amendment of APB Opinion No. 29,” (“SFAS No. 153”).  SFAS No. 153 amends Accounting Principles Board Opinion No. 29, “Accounting for Nonmonetary Transactions,” (“APB No. 29”) to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance.  SFAS No. 153 is to be applied prospectively for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005.  The Company’s adoption of SFAS No. 153 on July 1, 2005 did not have a material affect on the consolidated financial position or results of operations of the Company.  Prior to the Company’s adoption of SFAS No. 153, nonmonetary transactions were accounted for in accordance with APB No. 29, where an exchange for similar capacity is recorded at a historical carryover basis and dissimilar capacity is accounted for at fair market value with recognition of any gain or loss.  There were no gains or losses from nonmonetary transactions for the years ended December 31, 2006, 2005 and 2004.

Operating Leases

The Company leases office and equipment space, and maintains equipment rentals, right-of-way contracts, building access fees and network capacity under various non-cancelable operating leases. The lease agreements, which expire at various dates through 2015, are subject, in many cases, to renewal options and provide for the payment of taxes, utilities and maintenance. Certain lease agreements contain escalation clauses over the term of the lease related to scheduled rent increases resulting from the pass through of increases in operating costs, property taxes and the effect on costs from changes in consumer price indices. In accordance with SFAS No. 13, “Accounting for Leases,” the Company recognizes rent expense on a straight-line basis and records a liability representing the difference between straight-line rent expense and the amount payable as an increase or decrease to a deferred liability. Any leasehold improvements related to operating leases are amortized over the lesser of their economic lives or the remaining lease term. Rent-free periods and other incentives granted under certain leases are recorded as reductions to rent expense on a straight-line basis over the related lease terms.

Cash and Cash Equivalents and Restricted Cash and Cash Equivalents

For the purposes of the consolidated statements of cash flows, the Company considers cash in banks and short-term highly liquid investments with an original maturity of three months or less to be cash and cash equivalents. Cash and cash equivalents and restricted cash and cash equivalents are stated at cost, which approximates fair value.  Restricted cash and cash equivalents are comprised of outstanding letters of credit issued in favor of various third parties.

Accounts Receivable, Allowance for Doubtful Accounts and Sales Credits

Accounts receivable are customer obligations for services sold to such customers under normal trade terms.  The Company’s customers are primarily communications carriers, corporate and government customers, located primarily in the U.S. and U.K.  The Company performs periodic credit evaluations of its customers’ financial condition. The Company provides allowances for doubtful accounts and sales credits.  Provisions for doubtful accounts are recorded in selling, general and administrative expenses, while allowances for sales credits are recorded as reductions of revenue.  The adequacy of the reserves is evaluated utilizing several factors including length of time a receivable is past due, changes in the customer’s credit worthiness, customer’s payment history, the length of the customer’s relationship with the Company, current industry trends and the current economic climate.

Property and Equipment

          Property and equipment are stated at their preliminary estimated fair values as of the Effective Date as determined by the Company’s reorganization value. Purchases of property and equipment subsequent to the Effective Date are stated at cost, net of depreciation and amortization.  Major improvements are capitalized, while expenditures for repairs and maintenance are expensed when incurred.  Costs incurred prior to a capital project’s completion are reflected as construction in progress, which is reclassified to property and equipment at the date the project is complete.  Certain internal direct labor costs of constructing or installing property and equipment are capitalized.  Capitalized direct labor amounted to $5.1, $4.7 and $3.8 for the years ended December 31, 2006, 2005 and 2004, respectively.  Depreciation and amortization is provided on a straight-line basis over the estimated useful lives of the assets, with the exception of leasehold improvements, which are amortized over the lesser of the estimated useful lives or the term of the lease.

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(in millions, except share and per share information)

Estimated useful lives of the Company’s property and equipment are as follows:

Building	37.5 years
Network infrastructure assets	20 years
Software and computer equipment	4 years
Transmission equipment	3 to 7 years
Furniture, fixtures and equipment	3 to 10 years
Leasehold improvements	Lesser of estimated useful life or the lease term

When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation is removed from the accounts, and resulting gains or losses are reflected in net income (loss).

From time to time, the Company is required to replace or re-route existing fiber due to structural changes such as construction and highway expansions, which is defined as a “relocation”.  In such instances, the Company fully depreciates the remaining carrying value of network infrastructure removed or rendered unusable and capitalizes the new fiber and associated construction costs of the relocation placed into service, which is reduced by any reimbursements received for such costs. The Company capitalized relocation costs amounting to $8.9, $2.0 and $0.8 for the years ended December 31, 2006, 2005 and 2004, respectively. The Company fully depreciated the remaining carrying value of the network infrastructure rendered unusable amounting to $1.6, $0.4 and $0.1, on an original cost basis, for the years ended December 31, 2006, 2005 and 2004, respectively.

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company periodically evaluates the recoverability of its long-lived assets and evaluates such assets for impairment whenever events or circumstances indicate that the carrying amount of such assets (or group of assets) may not be recoverable. Impairment is determined to exist if the estimated future undiscounted cash flows are less than the carrying value of such asset. No impairment losses were recorded for the years ended December 31, 2006, 2005 and 2004.

Treasury Stock

Treasury stock is accounted for under the cost method.

Asset Retirement Obligations

In accordance with SFAS No. 143, “Accounting for Asset Retirement Obligations,” the Company recognizes the fair value of a liability for an asset retirement obligation in the period in which it is incurred if a reasonable estimate of fair value can be made. Asset retirement obligations are generally recorded as “other long-term liabilities”, are capitalized as part of the carrying amount of the related long-lived assets included in property and equipment, net, and are depreciated over the life of the associated asset.  Asset retirement obligations aggregated $5.6 and $5.4 at December 31, 2006 and 2005, of which for both years $3.1 was included in “Accrued expenses,” and $2.5 and $2.3, respectively, were included in “Other long-term liabilities.”  Accretion expense, which is included in “Interest expense,” amounted to $0.2 for each of the years ended December 31, 2006, 2005 and 2004.

Income Taxes

The provision for income taxes, income taxes payable and deferred income taxes are provided for in accordance with the liability method.  Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured by applying enacted tax rates and laws to taxable years in which such differences are expected to reverse. A valuation allowance is provided when the Company determines that it is more likely than not that a portion of the deferred tax asset balance will not be realized.

The Company’s reorganization resulted in a significantly modified capital structure as a result of applying fresh-start accounting in accordance with SOP 90-7 on the Effective Date.  Fresh-start accounting has important consequences on the accounting for the realization of valuation allowances, related to net deferred tax assets that existed on the Effective Date but which arose in pre-emergence periods. Specifically, fresh start accounting requires the reversal of such allowances to be recorded as a reduction of intangible assets until exhausted and thereafter as additional paid in capital. This treatment does not result in any change in liabilities to taxing authorities or in cash flows.

Undistributed earnings of the Company’s foreign subsidiaries are considered to be indefinitely reinvested and therefore, no provision for domestic taxes have been provided thereon.  Upon repatriation of those earnings, in the form of dividends or otherwise, the Company would be subject to domestic income taxes, offset (all or in part) by foreign tax credits, related to income and withholding taxes payable to the various foreign countries.  Determination of the amount of unrecognized deferred domestic income tax liability is not practicable due to the complexities associated with its hypothetical calculations; however, unrecognized foreign tax credit carryforwards would be available to reduce some portion of the domestic liability.

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(in millions, except share and per share information)

Foreign Currency Translation and Transactions

The Company’s functional currency is the U.S. dollar. For those subsidiaries not using the U.S. dollar as their functional currency, assets and liabilities are translated at exchange rates in effect at the balance sheet date and income and expense transactions are translated at average exchange rates during the period. Resulting translation adjustments are recorded directly to a separate component of shareholders’ equity and are reflected in the accompanying consolidated statements of comprehensive loss.  The Company’s foreign exchange transaction gains (losses) are generally included in “costs of revenue” in the consolidated statements of operations.

Stock Options

On September 8, 2003, the Company adopted the fair value provisions of SFAS No. 148, “Accounting for Stock-Based Compensation Transition and Disclosure,” (“SFAS No. 148”). SFAS No. 148 amends SFAS No. 123, “Accounting for Stock-Based Compensation,” (“SFAS No. 123”), to provide alternative methods of transition to SFAS No. 123’s fair value method of accounting for stock-based employee compensation (see Note 9, “Stock-based Compensation”).

Under the fair value provisions of SFAS No. 123, the fair value of each stock-based compensation award is estimated at the date of grant, using the Black-Scholes option pricing model for stock option awards.  The Company did not have a historical basis for determining the volatility and expected life assumptions in the model due to the Company’s limited market trading history; therefore, the assumptions used for these amounts are an average of those used by a select group of related industry companies. Most stock-based awards have graded vesting (i.e. portions of the award vest at different dates during the vesting period).  The Company recognizes the related stock-based compensation expense of such awards on a straight-line basis over the vesting period for each tranche in an award. Upon consummation of the Company’s Plan of Reorganization, all outstanding stock options with respect to MFN’s common stock were cancelled.

Effective January 1, 2006, the Company adopted SFAS No. 123R, “Share-Based Payment,” (“SFAS No. 123R”), using the modified prospective method.  SFAS No. 123R requires all share-based awards granted to employees to be recognized as compensation expense over the vesting period, based on fair value of the award.  The fair value method under SFAS No. 123R is similar to the fair value method under SFAS No. 123 with respect to measurement and recognition of stock-based compensation expense except that SFAS No. 123R requires an estimate of future forfeitures, whereas SFAS No. 123 allowed Companies to estimate forfeitures or recognize the impact of forfeitures as they occur.  As the Company recognized the impact of forfeitures as they occur upon adoption of SFAS No. 123, the adoption of SFAS No. 123R did result in different accounting treatment, but it did not have a material impact on the Company’s consolidated financial statements.

The following are the assumptions used by the Company to calculate the weighted average fair value of stock options granted:

	Years Ended December 31,
	2006	2005	2004
Dividend yield	—	—	—
Expected volatility	80.00%	80.00%	80.00%
Risk-free interest rate	4.89%	3.99%	3.61%
Expected life (years)	5.00	4.00	4.00
Weighted average fair value of options granted	$31.16	$16.25	$21.11

Restricted Stock Units

Compensation cost for restricted stock unit awards is measured based upon the quoted closing market price for the stock on the date of grant.  The compensation cost is recognized on a straight-line basis over the vesting period (see Note 9, “Stock-based Compensation”).

Stock Warrants

In connection with the Plan of Reorganization described in Note 1, “Background and Organization” and Note 2, “Basis of Presentation and Significant Accounting Policies” the Company issued to holders of general unsecured claims as part of the settlement of such claims (i) five year warrants to purchase 709,459 shares of common stock with an exercise price of $20.00 per share (expiring September 8, 2008) and (ii) seven year stock warrants to purchase 834,658 shares of common stock with an exercise price of $24.00 per share (expiring September 8, 2010).  The stock warrants are treated as equity upon their exercise based upon the terms of the warrant and cash received. Stock warrants exercised totaled 6,945, 1,229 and 5,101, in 2006, 2005 and 2004, respectively.

Fair Value of Financial Instruments

The Company’s consolidated balance sheets include the following financial instruments: short-term cash investments, trade accounts receivable and trade accounts payable. The Company believes the carrying amounts in the financial statements approximates the fair value of these financial instruments due to the relatively short period of time between the origination of the instruments and their expected realization or the interest rates which approximate current market rates.

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(in millions, except share and per share information)

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentration of credit risk consist principally of temporary cash investments and accounts receivable.  The Company does not enter into financial instruments for trading or speculative purposes.  The Company’s cash and cash equivalents are invested in investment-grade, short-term investment instruments with high quality financial institutions.   The Company’s trade receivables, which are unsecured, are geographically dispersed, and no single customer accounts for greater than 10% of consolidated revenue or accounts receivable, net.  The Company performs ongoing credit evaluations of its customers’ financial condition. The allowance for non-collection of accounts receivable is based upon the expected collectability of all accounts receivable.  The Company places its cash and cash equivalents primarily in commercial bank accounts in the U.S.  Account balances generally exceed federally insured limits.

401 (K) and Other Post-Retirement Benefits

The Company has a Profit Sharing & 401(K) Plan (the “Plan”) for its employees in the U.S., which permits employees to make contributions to the Plan on a pre-tax salary reduction basis in accordance with the provisions of the Internal Revenue Code and permits the employer to provide discretionary contributions.  All full-time employees are eligible to participate in the Plan at the beginning of the month following three months of service. Eligible employees may make contributions subject to the limitations defined by the Internal Revenue Code. The Company matches 50% of a U.S. employee’s contributions, up to the amount set forth in the Plan. The Company’s subsidiaries in the U.K. have a similar plan which matches up to 5% of U.K. employee contributions. Matched amounts vest based upon an employee’s length of service.

The Company contributed $0.7, $0.6 and $0.6 for the years ended December 31, 2006, 2005 and 2004, respectively, net of forfeitures for its obligations under these plans.

Recently Issued Accounting Pronouncements

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of SFAS No. 109,” (“Interpretation No. 48”).  This Interpretation clarifies the accounting for uncertainty in income tax recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes”.  This Interpretation prescribed a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in an income tax return.  This Interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  This Interpretation is effective for fiscal years beginning after December 15, 2006.  The Company is currently evaluating the impact of adopting Interpretation No. 48.

In June 2006, the Emerging Issues Task Force (“EITF”) ratified the consensus on EITF No. 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities,” should be presented in the Income Statement, (“EITF No. 06-3”).  EITF No. 06-3 requires that companies disclose theies accounting policy regarding the gross or net presentation of certain taxes.  Taxes within the scope of EITF No. 06-3 are any taxes assessed by a governmental authority that is directly imposed on a revenue-producing transaction between a seller and a customer and may include, but are not limited to, sales, use, value added and some excise taxes.  In addition, if such taxes are significant, and are presented on a gross basis, the amounts of those taxes should be disclosed.  EITF No. 06-3 will be effective for our quarterly reporting period ended March 31, 2007 and there will be no impact on our financial position and results of operations.  The Company’s policy is to record taxes within the scope of EITF No. 06-3 on a net basis.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” (“SFAS No. 157”). SFAS No.157 clarifies that the fair value is the amount that would be exchanged to sell an asset or transfer a liability in an orderly transaction between market participants.  This statement also requires that a fair value measurement technique include an adjustment for risks inherent in a particular valuation technique and/or the risks inherent in the inputs to the model if market participants would also include such an adjustment.  The provisions of SFAS No. 157 are effective for fiscal periods beginning after November 15, 2007 and are to be applied prospectively.  The Company is currently evaluating the impact of adopting SFAS No. 157.

In September 2006, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”  SAB No. 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of determining whether the current year’s financial statements are materially misstated. SAB No. 108 is effective for fiscal years ending after November 15, 2006.  The Company adopted the provisions of SAB No. 108 as of December 31, 2006, as required. The adoption of SAB No. 108 did not have a material impact on the Company’s consolidated financial position or results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,”  (“SFAS No. 159”).  SFAS No. 159 gives entities the option to carry most financial assets and liabilities at fair value, with changes in fair value recorded in earnings. This statement, which will be effective in the first quarter of fiscal 2009, is not expected to have a material impact on the Company’s consolidated financial position or results of operations. The Company is evaluating whether to adopt this statement.

In February 2008, the FASB issued FASB Staff Position No. FAS 157-2 (“FSP No. FAS 157-2”). FSP No. FAS 157-2 permits a delay in the effective date of SFAS No. 157 to fiscal years beginning after November 15, 2008, for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The delay is intended to allow the FASB and constituents additional time to consider the effect of various implementation issues that have arisen, or that may arise, from the application of SFAS No. 157.

Reclassifications

Certain reclassifications have been made to the 2005 consolidated financial statements to conform to the classifications used in the 2006 consolidated financial statements.

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(in millions, except share and per share information)

 NOTE 3:   PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets of continuing operations consist of the following

	December 31,
	2006	2005
Federal and state income tax deposits	$3.1	$—
Prepaid property taxes	2.2	2.9
Prepaid rent	1.8	2.1
Prepaid insurance	1.1	1.2
Prepaid right-of-way charges	0.8	1.5
Prepaid maintenance	0.6	0.9
Preference payments receivable	—	0.9
Other receivables	0.9	1.0
Other prepaids	0.8	0.5
Total	$11.3	$11.0

NOTE 4:  PROPERTY AND EQUIPMENT

Property and equipment of continuing operations consist of the following:

	December 31,
	2006	2005
Land and building	$0.3	$6.5
Leasehold improvements	1.8	4.2
Furniture, fixtures and equipment	15.3	11.9
Network infrastructure assets, including transmission equipment	413.1	377.4
Total property and equipment	430.5	400.0
Accumulated depreciation and amortization	(131.3)	(94.8)
Property and equipment, net	$299.2	$305.2

Included in network infrastructure assets, including transmission equipment were certain assets and equipment held in inventory for future use, which had an original cost of $46.6 and $55.3, accumulated depreciation of $28.9 and $27.8, and net carrying values of $17.7 and $27.5 at December 31, 2006 and 2005, respectively.

Depreciation and amortization expense related to property and equipment of continuing operations for the years ended December 31, 2006, 2005 and 2004 was approximately $47.2, $43.1, and $40.8 respectively.

In the fourth quarter of 2006, the Company sold certain assets, net of certain liabilities, related to its data center facilities located in New York, California, and Virginia for cash proceeds of $43.1, and sold the stock of AboveNet (UK) Limited, the U.K. company (“AUK”), which operated the London data center, for a price of £1.35 British pounds sterling, ($2.6 USD) of which £0.675 British pounds sterling (approximately $1.3 USD, as measured on the date of receipt) was received at closing, and £0.675 British pounds sterling (approximately $1.3 USD, as measured on the date of receipt) was received in January 2007 (and was included in accounts receivable, net on the consolidated balance sheet as of December 31, 2006).  The operations of the data center in London, U.K. were accounted for as a discontinued operation in all periods presented, as it was the sale of a legal entity with discreet financial information.  The Company recognized an aggregate gain on sale of the data centers amounting to $52.1, of which $28.0 and $6.0 represented the reversal of the deferred fair value rent liability and SFAS No. 13 obligations, respectively, associated with the related properties. The gain is reflected as follows:

December 31,
2006
Gain on sale of U.S. domestic data centers	$48.2
Gain on sale of discontinued operations	3.9
Aggregate gain on sale of data centers	$52.1

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(in millions, except share and per share information)

NOTE 5:  ACCRUED EXPENSES

Accrued expenses consists of the following:

	December 31,
	2006	2005
Accrued transaction taxes, including related interest	$20.0	$16.7
Accrued payroll, bonuses and employee benefits	9.0	9.3
Accrued capital expenditures	5.4	6.4
Accrued conduit, right-of-way and occupancy expenses	3.8	3.5
Accrued telecommunication costs	3.6	1.7
Asset retirement obligations	3.1	3.1
Accrued property tax	2.7	2.0
Current portion of deferred fair market value rent liability	1.7	4.2
Accrued accounting and auditing fees	1.5	0.8
Accrued state and local income and franchise taxes payable	1.1	—
Accrued other professional fees, including directors fees	1.1	2.0
Accrued repairs and maintenance	0.9	1.5
Accrued lease termination obligation	0.7	0.6
Accrued utilities	0.2	0.8
Accrued reorganization costs	0.1	0.7
Accrued SEC investigation expense	0.1	0.3
Capital lease obligation	0.1	0.1
Other	1.5	1.4
Total	$56.6	$55.1

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(in millions, except share and per share information)

NOTE 6:  INCOME TAXES

Income taxes have been provided based upon the tax laws and rates in the countries in which operations are conducted and income is earned. The provision for income taxes for the years ended December 31, 2006, 2005 and 2004 are as follows:

	Years Ended December 31,
	2006	2005	2004

Current - State	$—	$0.4	$0.5
Total Income Tax Provision	$—	$0.4	$0.5

Deferred income taxes result from temporary differences in the financial reporting basis and tax basis of assets and liabilities.  The amounts shown on the following table represent the total differences between the Company’s consolidated tax return basis of assets and liabilities and the corresponding basis of assets and liabilities for financial reporting.  The following is a summary of the significant items giving rise to the components of the Company’s deferred tax assets and liabilities.

	December 31,
	2006	2005
Deferred Tax Assets:
Property and Equipment	$591.1	$521.2
Net Operating Loss (“NOL”) Carryforwards	275.5	271.2
Accruals and Reserves	7.4	19.9
Rent	2.1	13.4
Deferred Compensation	6.1	4.7
Other	36.4	28.0
Total Deferred Tax Assets	918.6	858.4
Valuation Allowance	(809.6)	(729.2)
Net Deferred Tax Assets	109.0	129.2
Deferred Revenue	(109.0)	(129.2)
Total	$—	$—

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS— (Continued)

(in millions, except share and per share information)

	Years Ended December 31,
	2006	2005	2004
Income (loss) from continuing operations before income taxes:
Domestic	$41.0	$(13.1)	$(32.4)
Foreign	2.4	5.9	(3.8)
Total	$43.4	$(7.2)	$(36.2)
Rate Reconciliation:
Tax at statutory rate	35.0%	(35.0)%	(35.0)%
State income tax, net of federal benefit	—%	3.6%	0.9%
Valuation allowance	(35.5)%	33.2%	35.0%
Permanent items	0.5%	3.8%	0.5%
Tax provision	—%	5.6%	1.4%

The Company established a valuation allowance related to deferred tax assets based on current years’ results of operations and anticipated profit levels in future periods, since it is more likely than not that its deferred tax assets will not be realized in the future.

In connection with the Company’s emergence from bankruptcy, the Company realized substantial cancellation of debt income (“CODI”).  This income was not taxable for U.S. income tax purposes because the CODI resulted from the Company’s reorganization under the Bankruptcy Code.  However, for U.S. income tax reporting purposes, the Company is required to reduce certain tax attributes, including (a) net operating loss carryforwards, (b) capital losses, (c) certain tax credit carryforwards, and (d) tax basis in assets, in a total amount equal to the gain on the extinguishment of debt.  The reorganization of the Company on the Emergence Date constituted an ownership change under Section 382 of the Internal Revenue Code, and the use of any of the Company’s NOL’s, capital losses, and tax credit carryforwards, that are not reduced pursuant to these provisions, and certain subsequently recognized “built-in” losses and deductions, if any, existing prior to the ownership change, will be subject to an overall annual limitation.

As of December 31, 2006, the Company has domestic NOL carryforwards of $559.0 and foreign NOL carryforwards of $169.8.  Certain of these NOL carryforwards begin to expire in 2024.  The Company’s annual limitation under the ownership change rules in the U.S. is $8.1.  Accordingly, the Company estimates that $202.0 of its domestic NOL carryforwards may be subject to limitation by United States Internal Revenue Code Section 382.  Additionally, approximately $370.0 of the future depreciation deductions are subject to limitation because of the ownership change.

The Company and its subsidiaries’ income tax returns are routinely examined by various tax authorities.  In management’s opinion, adequate provision for income taxes has been made for all open years in accordance with SFAS No. 5, “Accounting for Contingencies.”

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(in millions, except share and per share information)

NOTE 7:  DISCONTINUED OPERATIONS AND DISPOSITIONS

In March 2004, the Company sold 100% of the issued and outstanding stock of AboveNet Communications GmbH, which operated in Austria, to unaffiliated third parties for a nominal amount.   The Company recognized a loss of $0.4 upon disposition.

In June 2004, the Company sold 100% of the issued and outstanding stock of Metromedia Fiber Network Italia s.r.l. to an unaffiliated third party for a nominal amount.  The Company recognized a gain of $0.2 upon disposition.

In March 2005, the Company liquidated MFN International C.V., which operated in the Netherlands.  The Company had written down its interest in MFN International C.V. to its estimated fair value at the fresh start date and accordingly, no gain or loss was recognized upon disposition.

In April 2005, the Company liquidated Metromedia Fiber Network (Switzerland) GmbH.  The Company had written down its interest in Metromedia Fiber Network (Switzerland) GmbH to its estimated fair value at the fresh start date and accordingly, no gain or loss was recognized upon disposition.

In June 2005, the Company liquidated Metromedia Fiber Network Belgium BVBA.  No gain or loss was recognized upon disposition.

In August 2005, the Company liquidated Metromedia Fiber Network Services GmbH of Austria.  No gain or loss was recognized upon disposition.

In January 2006, the Company liquidated Sitesmith Netherlands B.V.  No gain or loss was recognized upon disposition.

In February 2006, the Company liquidated Metromedia Fiber Network Sweden A.B.  No gain or loss was recognized upon disposition.

In November 2006, the Company sold 100% of the issued and outstanding stock of  AUK for an aggregate purchase price of £1.35 British pounds sterling, ($2.6 USD) of which £0.675 British pounds sterling (approximately $1.3 USD, as measured on the date of receipt) was received at closing, and £0.675 British pounds sterling (approximately $1.3 USD, as measured on the date of receipt) was received in January 2007 (and was included in accounts receivable, net on the consolidated balance sheet as of December 31, 2006).  The Company recorded a gain of $3.9 with respect to the sale of AUK.  AUK generated an operating loss of $0.9 in 2006 prior to its sale.

The following is a summary of the results of the discontinued operations, described above:

	Years Ended December 31,
	2006	2005	2004
Revenue	$1.0	$1.7	$2.8
Costs of revenue	0.7	1.6	1.6
Selling, general and administrative expenses	0.9	0.8	2.1
Operating loss	(0.6)	(0.7)	(0.9)
Other income (expense)	(0.3)	(0.1)	—
Income (loss) from discontinued operations before dispositions	(0.9)	(0.8)	(0.9)
Gain (loss) on disposition of discontinued operations	3.9	—	(0.2)
Net income (loss) from discontinued operations	$3.0	$(0.8)	$(1.1)

NOTE 8:  INCOME (LOSS) PER COMMON SHARE

Basic income (loss) per common share is computed as net income or net loss divided by the weighted-average number of common shares outstanding for the period.  As a result of the Company’s net losses for the years ended December 31, 2005 and 2004, diluted loss per common share is the same as basic loss per common share because the inclusion of the dilutive securities would be anti-dilutive for each of the periods presented herein.  Total weighted average shares utilized in computing basic net income (loss) per common share were 10,669,365, 10,596,244 and 10,550,249 for the years ended December 31, 2006, 2005, and 2004, respectively.  Total weighted average shares utilized in computing dilutive net income (loss) per common share were 11,794,279, 10,596,244 and 10,550,249 for the years ended December 31, 2006, 2005, and 2004, respectively.  Dilutive securities include stock options, restricted stock units and stock warrants.  Due to the Company’s net losses, potentially dilutive securities totaling 565,240, and 760,053 for the years ended December 31, 2005 and 2004, respectively, were excluded from the calculation of income per share as they were anti-dilutive.  For the year ended December 31, 2006, there were no potentially dilutive securities excluded from the calculation of income per common share.

 NOTE 9:   STOCK-BASED COMPENSATION

 Stock-based expenses for each period relate to share-based awards granted under the Company’s 2003 Incentive Stock Option and Stock Grant Plan (the “2003 Stock Incentive Plan”) and reflect awards outstanding during such period, including awards granted both prior to and during such period. The 2003 Stock Incentive Plan became effective on September 8, 2003.  Under the 2003 Stock Incentive Plan, the Company is authorized to issue, in the aggregate, share-based awards of up to 1,064,956 common shares to employees, directors and consultants who are selected to participate.  At December 31, 2006, the Company had 158,723 shares available for future awards under the 2003 Stock Incentive Plan. Stock-based compensation is recorded in costs of revenue and selling general and administrative expenses based upon the allocation of payroll expense.

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share and per share information)

Stock Options

During the year ended December 31, 2006, the Company awarded options to purchase 26,800 shares of common stock, of which options to purchase 7,500 shares have a ten year life from the date of grant and vest ratably on each of the first, second and third anniversaries of the date of the grant and have a per share exercise price of $48.50 and options to purchase 19,300 shares that vest over a one year period from date of grant, have a ten year life and have per share exercise prices of $40.00 (11,700 shares), $53.75 (7,450 shares) and $59.00 (150 shares). During the year ended December 31, 2005, the Company awarded options to purchase 111,000 shares of common stock, of which options to purchase 91,330 shares have a ten year life and vest ratably on each of the first, second and third anniversaries of the date of the grant and have exercise prices ranging from $25.00 per share to $33.00 per share and options to purchase 19,670 shares that vest or have vested pursuant to certain previous grants, have a ten year life and have an exercise price of $25.00 per share.  During the year ended December 31, 2004, the Company awarded options to purchase 148,485 shares, each of which have a ten year life and vest ratably on each of the first, second and third anniversaries of the date of the grant and had original exercise prices ranging from $30.00 to 36.50 per share.

The Company recognized non-cash stock-based compensation expense amounting to $1.5, $2.2 and $3.3 for the years ended December 31, 2006, 2005 and 2004 respectively, with respect to stock options granted, which had an effect of decreasing net income by $0.14 per basic common share, and by $0.13 per diluted common share for the year ended December 31, 2006, and increasing net loss by $0.21 and $0.31per basic and diluted common share for the years ended December 31, 2005 and 2004, respectively.

Information regarding options to purchase common stock granted and outstanding for the years ended December 31, 2006, 2005 and 2004 is summarized below:

	Number Outstanding	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value	Weighted Average Fair Value Per Share
Balance as of January 1, 2004	432,600	$22.22		$14.32
Granted	148,485	$34.81		$21.11
Forfeited	(100,820)	$23.67		$15.07
Balance as of December 31, 2004	480,265	$25.80		$16.26
Granted	111,000	$26.65		$16.25
Forfeited	(65,845)	$29.34		$18.49
Balance as of December 31, 2005	525,420	$25.54		$15.98
Granted	26,800	$46.31		$31.16
Forfeited	(74,703)	$27.40		$17.17
Balance as of December 31, 2006	477,517	$26.41	$16,038,246	$16.65
Vested as of December 31, 2006	372,419	$24.32		$15.35
Exercisable as of December 31, 2006	372,419	$24.32	$13,288,892	$15.35

The fair value of vested options to purchase common stock were as follows for the years ended December 31:

	Number of Options to Purchase Common Stock Vested	Total Fair Value of Vested Shares
2006	372,419	$5.7
2005	254,081	$3.8
2004	112,043	$1.6

The aggregate fair value of options to purchase shares of common stock that vested during the years ended December 31, 2006, 2005 and 2004 was $1.9 (118,338), $2.2 (142,038) and $1.6 (112,043), respectively.

Information regarding the fair value of vested and unvested options to purchase common stock is as follows:

	Number Outstanding	Weighted Average Fair Value Per Share
Unvested options, January 1, 2006	271,339	$16.85
Granted	26,800	$31.16
Forfeited	(74,703)	$17.17
Vested	(118,338)	$15.97
Unvested options, December 31, 2006	105,098	$21.26

At December 31, 2006, the Company had $0.9 of unearned stock-based compensation expense associated with options to purchase shares of common stock, which is expected to be incurred in 2007 to 2009.

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share and per share information)

In November 2005, the FASB issued FASB Staff Position No. SFAS 123(R)-3, “Transition Election Related to Accounting for Tax Effects of Share-Based Payment Awards.” The alternative transition method includes simplified methods to establish the beginning balance of the additional paid-in capital pool (“APIC Pool”) related to the tax effects of employee share-based compensation, and to determine the subsequent impact on the APIC Pool and consolidated statements of cash flows of the tax effects of employee share-based compensation awards that are outstanding upon adoption of SFAS No. 123(R). The Company has adopted this method and determined the APIC Pool to be zero.

 The following table summarizes information concerning outstanding and exercisable options to purchase common stock at December 31, 2006:

Exercise Prices	Options Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price Per Share	Options Exercisable	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price Per Share
$20.95	263,565	6.7	$20.95	263,565	6.7	$20.95
$25.00	59,077	8.7	$25.00	25,595	8.7	$25.00
$30.00 - $39.99	118,375	7.6	$33.57	74,267	7.6	$33.85
$40.00 - $59.00	36,500	8.7	$44.94	8,992	8.7	$42.33
Total	477,517	7.3	$26.41	372,419	7.3	$24.32

 Restricted Stock Units

For the years ended December 31, 2006, 2005 and 2004 the Company awarded 32,000, 26,000 and 91,000, respectively, restricted stock units to employees of the Company under the 2003 Stock Incentive Plan.  The restricted stock units generally vest ratably on the first, second, third and fourth anniversaries of the respective grant.  The restricted stock units require the Company to deliver a fixed number of shares to the employees on a fixed date after the shares have vested.  The restricted stock units are subject to full or partial vesting in the event the employee’s employment is terminated without cause and vest fully in the event of an employee’s death. The issuance of vested shares related to the restricted stock units is subject to certain restrictions as provided by the 2003 Stock Incentive Plan, which is compliant with Section 409A of the Internal Revenue Code.  Pursuant to the restricted stock unit agreement between the Company and its executives in the event that at the time of delivery of the stock underlying the restricted stock units may not be sold by the executive for reason set forth in the agreements, at the executive’s request, the Company is obligated to purchase sufficient shares of stock to satisfy the executive’s minimum tax withholding obligations. In 2005, the Company issued 41,122 common shares for vested restricted stock units, of which 15,277 shares were purchased by the Company.

The Company records as stock-based compensation expense, the fair value of restricted stock units awarded as of the grant date, ratably over the vesting period. The Company recognized non-cash stock-based compensation expense amounting to $2.4, $1.8 and $1.6 for the years ended December 31, 2006, 2005 and 2004, respectively with respect to restricted stock units awarded, which had an effect of decreasing net income by $0.22 per basic common share, and by $0.20 per diluted common share for the year ended December 31, 2006, and increasing net loss by $0.17 and $0.15 per basic and diluted common share for the years ended December 31, 2005 and 2004, respectively.

The following schedule summarizes the activity for the Company’s “Restricted Stock Units” for the periods presented.

	Number of Restricted Stock Units	Weighted Average Grant Date Fair Market Value
Balance as of January 1, 2004	297,866	$21.31
Granted	91,000	$34.09
Forfeited	(18,150)	$28.09
Balance as of December 31, 2004	370,716	$24.12
Granted	26,000	$26.50
Issued	(41,122)	$20.95
Balance as of December 31, 2005	355,594	$24.66
Granted	32,000	$48.50
Balance as of December 31, 2006	387,594	$26.62

At December 31, 2006, the Company had $3.1 of unearned stock-based compensation expense associated with the vesting of the restricted stock unit awards, of which $2.4 (before consideration of forfeitures) is expected to be incurred in 2007 and the balance in 2008 to 2010.

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share and per share information)

Stock Warrants

                Under the Plan of Reorganization, unsecured note holder claims and general secured claims were settled, in part, by the distribution of five-year stock warrants to purchase 709,459 shares of common stock at $20.00 per share and seven-year stock warrants to purchase 834,658 shares of common stock at $24.00 per share (see Note 1).

                The following table summarizes the activity for the Company’s Stock warrants for the periods presented:

	Five-year Stock Warrants	Seven-year Stock Warrants	Weighted Average Warrant Exercise Price
Balance as of January 1, 2004	709,459	834,658	$22.16
Exercised	(2,880)	(2,221)	$21.74
Balance as of December 31, 2004	706,579	832,437	$22.16
Exercised	(1,067)	(162)	$20.53
Balance as of December 31, 2005	705,512	832,275	$22.16
Exercised	(2,765)	(4,180)	$22.41
Balance as of December 31, 2006	702,747	828,095	$22.16

NOTE 10: LONG-TERM DEBT

A.      Term Loan

In October 2001, the Company entered into a $150 loan agreement (“Senior Secured Note”) with a group of lenders, which was secured by a first lien on all of the Company’s assets. The Senior Secured Note remained outstanding through the bankruptcy period and was paid down to a balance of $94.1 immediately prior to the Company’s emergence from bankruptcy. In accordance with the Company’s Plan of Reorganization, a 16.67% participant in the syndicate of lenders forgave its portion of the outstanding balance in exchange for shares of the reorganized Company and, accordingly, $15.7 of the balance of the Senior Secured Note was reclassified to debt subject to compromise. Additionally, as part of the Plan of Reorganization, the Company and lenders entered into a new agreement as of September 8, 2003, which provided for a $78.4 term loan (“Term Loan”) bearing interest at a rate of 11% per annum.  The Term Loan which was originally scheduled to mature on September 8, 2008, was secured by a first lien on all of the assets of the Company, was guaranteed by all of the Company’s domestic and certain foreign subsidiaries and contained certain prepayment provisions. In December, 2003, the Company completed a $50 rights offering and used proceeds of $8.4 to reduce the Term Loan. In July 2004, the Company utilized proceeds from the sale of certain German operations to repay $0.5 of the Term Loan. Additionally, as part of the Company’s settlement of certain litigation, an additional $7.5 principal amount of the Term Loan was forgiven and recorded as “Other income” during the year ended December 31, 2004 (see Note 11).  On August 10, 2004, the Company paid the entire outstanding balance of the Term Loan of $62.0, plus accrued interest

B.      Obligation under Capital Lease

The Company is obligated under a capital lease for certain indefeasible right of use, which is included as network infrastructure assets in property and equipment, net.

At December 31, 2006, future minimum payments under the capital lease are as follows

2007	$0.2
2008	0.3
2009	0.2
2010	0.3
2011	0.2
Thereafter	1.3
Total minimum lease payments	2.5
Less: amount representing interest	(0.9)
Obligation under capital lease	1.6
Less: current portion	(0.1)
Total long-term obligation	$1.5

The current portion of the obligation under capital lease is reported within “Accrued expenses” and the long-term portion is reported within “Other long-term liabilities.”

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share and per share information)

NOTE 11: OTHER INCOME

Other income consists of the following:

	Years Ended December 31,
	2006		2005	2004
Gain on settlement or reversal of liabilities	$3.2	(1)	$9.0 (2)	$—
Gain (loss) on foreign currency	2.0		(1.2)	0.6
Losses on dispositions of property and equipment	(4.6)		—	—
Gain on leased asset termination	0.2		3.5	—
Forgiveness of term loan (see Note 10)	—		—	7.5
Other	1.3		(0.4)	1.1
Total	$2.1		$10.9	$9.2

(1)  Represents the reversal of certain tax liabilities resulting from either a favorable ruling from a jurisdiction determining the Company was not subject to certain transaction related taxes accrued in prior years, or the determination by the Company with respect to certain other jurisdictions that taxes accrued in prior years did not apply to the Company’s operations.

(2)  Represents the settlement of a contractual obligation accrued in prior years.

NOTE 12: COMMITMENTS AND CONTINGENCIES

 The Company has commitments under various non-cancelable operating leases for office and equipment space, equipment rentals, right-of-way contracts, building access and franchise fees and network capacity contracts with terms expiring through 2026.  The Company has various sublet arrangements with third parties.  Estimated future payments, net of receipts with respect to these contractual obligations are as follows:

2007	$40.9
2008	27.5
2009	24.1
2010	17.0
2011	12.9
Thereafter	75.0
Total	$197.4

The expenses incurred for the above described obligations for the years ended December 31, 2006, 2005 and 2004 in continuing operations were $33.3, $33.3 and $36.3, respectively, which is net of sublease receipts of $2.0, $1.9 and $0.6 for the years ended December 31, 2006, 2005 and 2004, respectively.  The rental expense reflected is also net of the amortization of deferred fair value rent, which represents the difference between the present value of the contractual obligations under the leases in place as of the fresh start date and the fair market value of such obligations.  The Company recorded $4.2, $5.1 and $5.4 in the years ended December 31, 2006, 2005 and 2004, respectively, as reductions to rent expense in continuing operations.  At December 31, 2006 and 2005, the deferred fair value rent balance was $5.5 and $33.7, respectively, of which $1.7 and $4.2, respectively, are included in accrued expenses and $3.8 and $29.5, respectively, are included in other long-term liabilities on the related consolidated balance sheets.

At December 31, 2006, the Company is committed to construct approximately $18.0 related to network infrastructure.

The Company maintains employment agreements with its key executives.  The agreements include, among other things, certain change in control and severance provisions.

The Company is subject to various legal proceedings and claims which arise in the normal course of business.  The Company evaluates, among other things, the degree of probability of an unfavorable outcome and reasonably estimates the amount of potential loss.

Under the Plan of Reorganization, which became effective on September 8, 2003 (“Plan of Reorganization”) or (“Plan”), essentially all claims against the Company’s U.S. subsidiaries that arose prior to the confirmation of the Plan on August 21, 2003, were discharged in accordance with the Plan of Reorganization.  A summary of the treatment of claims in the bankruptcy proceeding is provided in Note 1 above.

We are a party to a fiber lease agreement with SBC Telecom, Inc. (“SBC”), a subsidiary of AT&T, pursuant to which we believe that SBC is obligated to lease 40,000 fiber miles of fiber, reducible to 30,000 under certain circumstances, for a term of 20 years at a price set forth in the agreement. SBC disagreed with such interpretation of the agreement and the issue was litigated before the Bankruptcy Court of the Southern District Court of New York (the “Bankruptcy Court”). In November 2003, the Bankruptcy Court agreed with our interpretation of the agreement, which decision SBC has not appealed. SBC also alleged that we were in breach of our obligations under such agreement and that we were unable to assume the agreement upon our emergence from bankruptcy. We disagreed with SBC’s position. In December 2005, the Bankruptcy Court agreed with SBC. We appealed certain aspects of the decision to the Circuit Court for the Southern District of New York but the Circuit Court denied our appeal. We have filed a notice of appeal to the Second Circuit Court of Appeals. The Company records revenue based upon the reduced fiber miles at the rate prescribed in the agreement and which is paid by SBC. (See Note 15, “Subsequent Events — Litigation” for a discussion of certain litigation which was settled unfavorably.)

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share and per share information)

SEC Investigation

The SEC initiated a formal investigation of MFN (the pre-bankruptcy emergence predecessor to the Company) in June 2002. On December 15, 2006, the Company received a “Wells” notice from the SEC staff in connection with such investigation indicating that the SEC staff was considering recommending that the SEC bring a civil injunctive action against the Company alleging that the Company violated various provisions of the federal securities laws. In response to the Wells notice, the Company provided the SEC with a written submission setting forth reasons why the Company believed that a civil injunctive action should not be authorized by the SEC.

On March 19, 2007 the Company received a notice from the SEC staff stating that the investigation of MFN has been terminated and that no enforcement action has been recommended to the SEC. Such notice was provided to the Company under the guidelines of the final paragraph of Securities Act Release No. 5310 which states, among other things, that “[such notice] must in no way be construed as indicating that the party has been exonerated or that no action may ultimately result from the staff’s investigation of that particular matter. All that such a communication means is that the staff has completed its investigation and that at that time no enforcement action has been recommended to the Commission.”

NOTE 13:  RELATED PARTY TRANSACTIONS

A member of the Company’s Board of Directors is also the Co-Chairman, Chief Executive Officer and co-founder of a telecommunications company.  The Company sold services and/or material in the normal course of business to the telecommunications company in the amount of $0.1 in 2006 and $0.1 in 2005, respectively.  No amounts were outstanding at each of December 31, 2006 and 2005.  There was no related party activity for the year ended December 31, 2004. All activity between the parties was conducted as independent arms length transactions consistent with similar terms and circumstances with any other customers or vendors. All accounts between the two parties are settled in accordance with invoice terms.

NOTE 14:  SEGMENT REPORTING

SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” defines operating segments as components of an enterprise for which separate financial information is available and which is evaluated regularly by the Company’s chief operating decision maker in deciding how to assess performance and allocate resources. The Company operates its business as one operating segment.

Geographic Information

 Company information provided on geographic sales is based on the order location of the customer. Long-lived assets are based on the physical location of the assets. The following table presents revenue and long-lived asset information for geographic areas:

	Years Ended December 31,
	2006	2005	2004
Revenue
United States	$217.6	$204.1	$174.9
United Kingdom	20.3	16.4	13.6
Other	0.5	0.7	1.6
Eliminations	(1.7)	(1.5)	(0.8)
Consolidated Worldwide	$236.7	$219.7	$189.3

	December 31,
	2006	2005
Long-lived assets
United States	$272.0	$284.3
United Kingdom	27.0	20.6
Other	0.2	0.3
Consolidated Worldwide	$299.2	$305.2

ABOVENET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except share and per share information)

NOTE 15:   SUBSEQUENT EVENTS

Restricted Stock Units

On December 28, 2007, the Company delivered 303,369 vested restricted stock units, which represented all vested restricted stock units at such date, to certain employees and former employees.  The Company purchased an aggregate 129,816 shares from the employees at $75.00 per share, the closing market price of the Company’s stock on such date, in order to fund the Company’s estimate of the employees’ income tax obligation.  The aggregate value of the shares purchased by the Company of $9.7 was charged to treasury stock.

Litigation

One of our U.K. operating subsidiaries is a party to a duct purchase and fiber lease agreement (the “Duct Purchase Agreement”) with EU Networks Fiber UK Ltd, formerly Global Voice Networks Limited (“GVN”). A dispute between the parties arose regarding the extent of the network duct that was sold and fiber that was leased to GVN pursuant to the Duct Purchase Agreement. As a result of this dispute, in 2006 GVN filed a claim against our U.K. operating subsidiary in the High Court of Justice in London seeking ownership of the disputed portion of the network duct, the right to lease certain fiber and associated damages. In December 2007, the court ruled in favor of GVN with respect to the disputed duct and fiber. In early February 2008, our UK operating subsidiary delivered most of the disputed duct and fiber to GVN. We will be required to construct the balance of the disputed duct and fiber and deliver it to GVN in 2008 pursuant to a schedule ordered by the court. GVN is also seeking to enforce an option requiring our U.K. operating subsidiary to construct 180 to 200 chambers for GVN along the network. This matter will be separately determined by way of arbitration. There is a significant risk of not prevailing. Should the decision on this issue be unfavorable, our liability will exceed the price payable by GVN under the Duct Purchase Agreement. We are also liable for a significant portion of GVN’s legal expenses incurred as a result of the legal dispute, $1.1 USD of which (representing 50% of the total estimated legal expenses claimed by GVN) has been paid. In addition, the court has scheduled a trial for June 2008 to determine the extent of the damages for which our U.K. operating subsidiary will be liable. We believe that the court has ruled that the amount of such damages should be limited to the purchase price of the duct and fiber of $3.5 USD and that GVN cannot recover certain types of damages excluded by the Duct Purchase Agreement. GVN has alleged damages of ₤4.9 British pounds sterling by arguing that there is no liability limitation with respect to the fiber lease, and including interest and changes in exchange rates. Although we cannot determine the precise amount of the damages that our U.K. operating subsidiary will be required to pay or the costs it will incur in paying GVN’s legal fees or performing the required construction, we believe that the amounts will be material.  Such expenses will be accrued at December 31, 2007 and included in the Company’s 2007 operating results.

Bank Financing

During 2007, the Company entered into an arrangement with an independent third party financial advisor to assist the Company in obtaining long-term debt financing and executed two commitment letters with two unaffiliated third party lenders (the “Prospective Lenders”), one of which would serve as the administrative and collateral agent for this facility and the other which would serve as the documentary agent for this facility.  Pursuant to the commitment letters, the Company, excluding certain foreign subsidiaries, is seeking to obtain a $60 senior secured credit facility, consisting of an $18 revolving credit facility (the “Revolver”) and a $42 term loan facility (the “Term Loan”) ($24 of which will be drawn at closing and up to $18 of which could be drawn within nine months of closing at the Company’s option) (collectively, the “Credit Facility”).  During the six months following the close of the Credit Facility, the Credit Facility may be increased to $100 at the option of the Company and upon receipt of additional commitments from the Prospective Lenders or other new third party lenders.  The Credit Facility is to be used for general corporate purposes and for capital investment.  Pursuant to the commitment letter and related term sheet, it is anticipated that the Revolver and the Term Loan would each be outstanding for a period of five years from the closing date of the Credit Facility. The Company paid a non-refundable work fee of $0.1 to the Prospective Lenders, which will be credited against the upfront fee of 1.5% of the total amount of the Credit Facility payable at closing.  Additionally, the Company will be liable for an un-used commitment fee of 0.50% per annum or 0.75% per annum, depending on the utilization of the Credit Facility.  Interest will accrue at LIBOR (30, 60, 90 or 180 day rates or at the announced base rate of the administrative agent at the Company’s option), plus the applicable margins, as defined.  Additionally, the Company is required to maintain an unrestricted cash balance at all times of at least $20.  There can be no assurance that the Credit Facility will be consummated. The commitment letters from the Prospective Lenders expire February 29, 2008, unless extended.